                SUMMARY OF FINANCING ARRANGEMENTS

DELMARVA AND SUBSIDIARIES                                            EXHIBIT I-1


                                       CONTROLLING                           AGENT/
        COMPANY                        DOCUMENT(S)                      TRUSTEE/LENDER(S)
        -------                        -----------                      -----------------


Delmarva Power & Light   Restated Certificate and Articles of      Not applicable.
Company                  Incorporation

                         Credit Agreement dated as of March 14,    Chase Manhattan Bank, as
                         1995, as amended                          agent for a group of banks


                                                                   First Chicago, Issuing and
                                                                   Paying Agent

                         Bid Note Agreements                       Various Banks

                         Mortgage and Deed of Trust dated          Chase Manhattan Bank,
                         October 1, 1943, as amended and           Trustee
                         supplemented

                         Indenture dated as of November 1, 1988,   Chase Manhattan Bank,
                         as supplemented and amended               Trustee

                         Indenture (For Unsecured Subordinated     Wilmington Trust Company,
                         Debt Securities relating to Trust         Trustee
                         Securities) dated as of October 1, 1996

                         Participation Agreement dated as of
                         June 1, 1988 (Merrill Creek)

                         Various Loan/Financing Agreements        Various Trustees

                         Various Loan/Financing Agreements        Various Trustees

                                TYPE OF SECURITIES/               OUTSTANDING
        COMPANY                     ARRANGEMENT                     6/30/97
        -------                     -----------                     -------
                                                                 ($ MILLIONS)

Delmarva Power & Light   Preferred Stock and Preferred               89.7
Company                  Stock--$25 Par

                         Unsecured Notes                              0.0
                                                               ($200 available)


                         Commercial Paper Notes                      35.2


                         Bid Notes                                   10.5

                         First Mortgage Bonds                        574.3



                         Unsecured Notes/MTNs                        329.2


                         Unsecured Subordinated Debt                 70.0
                         Securities


                         Operating Lease                              N/A


                         Pollution Control Notes                      9.1

                         Exempt Facilities Revenue Bonds             54.5

                                       CONTROLLING                           AGENT/
        COMPANY                        DOCUMENT(S)                      TRUSTEE/LENDER(S)
        -------                        -----------                      -----------------


Delmarva Services        Note Agreement Dated 10/12/87            Massachusetts Mutual Life


Pine Grove Hauling       Loan & Security                          PA National Bank
Company (Delcap is       Agreement dated 12/29/92
guarantor)

Pine Grove Hauling Co.   Credit Agreement Dated 12/1/94           CoreStates Bank

Pine Grove               Reimbursement Agreement Dated 12/2/94.   CoreStates Bank
Landfill/Delcap, DCI
I, DCI II, Pine Grove,   Credit Agreement Dated 12/1/94
Inc. (non-recourse
guarantor), Pine Grove
Hauling (limited
guarantor)

Pine Grove Landfill      Surety for Post-Closure Bonding          USF&G
                         Requirement

Christiana Capital       Business Loan Agreement Dated 9/13/94    CoreStates Bank
(Delcap is guarantor)

DCTC-Burney, Inc.                                                 Tri-Counties Bank



                                TYPE OF SECURITIES/               OUTSTANDING
        COMPANY                     ARRANGEMENT                     6/30/97
        -------                     -----------                     -------
                                                                 ($ MILLIONS)

Delmarva Services        ISD Building Mortgage                        5.8


Pine Grove Hauling       Financing and LOCs for Coldren               0.6
Company (Delcap is       and Knepper Acquisitions
guarantor)

Pine Grove Hauling Co.   LOC for muni-hauling contracts               1.1

Pine Grove               LOCs backing up tax-exempt bonds            13.0
Landfill/Delcap, DCI
I, DCI II, Pine Grove,   Revolving line of credit:
Inc. (non-recourse                                                    3.6
guarantor), Pine Grove                                          (additional 4.7
Hauling (limited                                                  available)
guarantor)

Pine Grove Landfill      Surety Bond                                  5.5


Christiana Capital       Term loan secured by mortgage on             3.8
(Delcap is guarantor)    Christiana Building, UOP

DCTC-Burney, Inc.        Support Agreement - pledge of                2.1
                         equity distributions from Burney
                         project, if any

                                       CONTROLLING                           AGENT/
        COMPANY                        DOCUMENT(S)                      TRUSTEE/LENDER(S)
        -------                        -----------                      -----------------


Burney Forest            Third Amended and Restated               Fleet Bank
Products, a Joint        Credit & Reimbursement
Venture                  Agreement Dated 10/24/91

                         Third Amended and Restated               Fleet Bank
                         Credit & Reimbursement
                         Agreement Dated 10/24/91

                         Amended and Restated Senior              DCTC-Burney
                         Subordinated Loan Agreement Among DCI,
                         DCTC-Burney and MetLife Capital dated
                         12/30/92

Bayshore Fuel Company    Credit Agreement / Nuclear Fuel          First Chicago
                         Contract


                                TYPE OF SECURITIES/               OUTSTANDING
        COMPANY                     ARRANGEMENT                     6/30/97
        -------                     -----------                     -------
                                                                 ($ MILLIONS)

Burney Forest            Construction loan.  Non-recourse             2.4
Products, a Joint        to partners.  Secured by all
Venture                  assets.

                         LOC backup for tax-exempt bonds.            30.7
                         Non-recourse to partners.


                         Senior Subordinated Debt. Second             8.0
                         lien on all assets.



Bayshore Fuel Company    Revolving Credit Agreement for              30.7
                         financing nuclear fuel through
                         issuance of commercial paper.